SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
[X] Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                                   ----------

                                   ALICO, INC.
                (Name of Registrant as Specified in its Charter)

                                   ----------

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

                                   ALICO, INC.
                               Post Office Box 338
                             La Belle, Florida 33975


                              ---------------------
                    Notice of Annual Meeting of Shareholders
                           To be held December 4, 2003
                              ---------------------

                                                              November 10, 2003

To the Shareholders of ALICO, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ALICO, INC., a Florida corporation (the "Company"), will be held at the Alico Arena on the campus of Florida Gulf Coast University, 10501 FGCU Boulevard, South, Fort Myers, Florida, 33965 at Ten O'clock A.M., on Thursday, December 4, 2003, for the following purposes:

     1. To elect nine Directors to serve until the next Annual Meeting of Shareholders or until their respective successors have been elected and qualified.

     2. To transact such other business as may properly come before the meeting or any and all adjournments thereof.

     Only shareholders of record on the Company's books at the close of business on October 17, 2003, will be entitled to notice of, and to vote at, said meeting and any and all adjournments thereof.

     If you are unable to attend the meeting in person but wish your shares to be voted upon the matters to come before it, please complete, sign and date the accompanying proxy card and mail it in the enclosed envelope. Postage is not required if mailed in the United States.

     A copy of the Company's Forty-Fourth Annual Report to Shareholders, dated November 10, 2003, is enclosed herewith.


                                        By Order of the Board of Directors


                                        Denise Plair
                                        Secretary

                                  ALICO, INC.
                              Post Office Box 338
                            La Belle, Florida 33975


                                PROXY STATEMENT
                                 SOLICITATION

                                                               November 10, 2003
                                                              La Belle, Florida

     The Board of Directors of ALICO, INC. (the "Company") hereby solicits proxies to be used at the Annual Meeting of Shareholders of the Company to be held on December 4, 2003, and at any and all adjournments thereof, and this proxy statement is furnished in connection therewith. Every proxy may be revoked at any time prior to the exercise thereof by any shareholder giving such proxy, by giving written notice of revocation to the secretary of the Company at or before the annual meeting, by duly executing a subsequent proxy relating to the same shares or by attending the annual meeting. In addition to the use of the mails, directors, officers and regular employees of the Company may, without additional compensation, solicit proxies in person or by telephone, mail or telegraph. All costs of solicitation will be borne by the Company. Brokerage houses, bankers and others holding stock in their names or names of nominees or otherwise will be reimbursed for reasonable out-of-pocket expenses incurred by them in sending proxies and proxy material to the beneficial owners of such stock.

     It is anticipated that this proxy statement and accompanying notice, form of proxy card and Company's Annual Report to Shareholders will be first sent to the Shareholders of the Company on or about November 10, 2003.

                               VOTING SECURITIES

     The Company has only one class of voting securities outstanding, its Common Stock, par value $1.00 per share, of which 7,141,197 were outstanding as of October 17, 2003. Each share entitles the holder thereof to one vote per share. Only shareholders of record at the close of business on October 17, 2003, will be entitled to vote at the meeting or at any and all adjournments thereof.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AS OF OCTOBER 17, 2003:

     (a) Beneficial Ownership of more than 5 percent of Voting Securities:

     The following table sets forth certain information as of October 17, 2003, relating to the beneficial ownership of shares of Common Stock of the Company by any person known to the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock of the Company. To the best knowledge of the Company, there are no other persons who own beneficially more than five percent (5%) of the Company's outstanding Common Stock.

                                           Amount and Nature of     Percent of
Name and Address of Beneficial Owners      Beneficial Ownership       Class
---------------------------------------   ----------------------   -----------
Ben Hill Griffin, III .................        3,536,226 (1)           49.52
 P.O. Box 127
 Frostproof, FL 33843
Beck, Mack & Oliver ...................             600,450             8.41
 Madison Ave
 New York, NY 10017

------------
(1) Includes 3,493,777 shares held through Alico Holding, LLC (639 Isbell Road, Suite 390, Reno, NV 89509), a wholly owned subsidiary of Ben Hill Griffin, Inc., of which Mr. Griffin, III may be considered to be the indirect beneficial owner by virtue of his power to direct the voting and disposition of such shares of the Company's Common Stock.

     (b) Security Ownership of Management:

                                           Amount and Nature of     Percent of
Name and Address of Beneficial Owners      Beneficial Ownership       Class
---------------------------------------   ----------------------   -----------
All Directors and Executive Officers
 as a group (9 persons) ...............       3,547,611 (1)        49.68

------------
(1) Includes 3,493,777 shares held through Alico Holding, LLC (639 Isbell Road, Suite 390, Reno, NV 89509), a wholly owned subsidiary of Ben Hill Griffin, Inc., of which Mr. Griffin, III may be considered to be the indirect beneficial owner by virtue of his power to direct the voting and disposition of such shares of the Company's Common Stock.

               ARRANGEMENTS REGARDING POSSIBLE CHANGE OF CONTROL

     Ben Hill Griffin, III, Chairman of the Board, was a party to a lawsuit involving the families of his four sisters, most of whom were members of a trust (the "Trust") of which Mr. Grifffin, III acted as trustee. The terms of the settlement agreements related to this litigation and other related lawsuits provide for the distribution of certain of the assets of the Trust to the families of the four sisters, including the Company stock beneficially owned by the Trust. Subject to review and approval by the Internal Revenue Service the stock transfers contemplated by the settlement agreements, will shift control of Alico from Mr. Griffin, III to The Four Sisters Protectorate and the Protectorate Family Trusts, trusts for the benefit of Mr. Griffin, III's four sisters and their lineal descendants. See "LITIGATION PROCEEDINGS INVOLVING DIRECTORS OR NOMINEES."

           SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     To the Company's knowledge, based solely upon a review of Forms 3, 4 and 5 and amendments thereto, furnished to the company during its most recent fiscal year, all statements of beneficial ownership required to be filed with the Securities and Exchange Commission in fiscal 2003 were timely filed, except that William L. Barton filed one late Form 4 related to the sale of 500 shares in the Company and Amy Gravina filed one late Form 3 related to the initial acquisition of shares in the Company by a family member.

                      NOMINEES FOR ELECTION AS DIRECTORS

     At the Annual Meeting nine Directors will be elected to hold office for the ensuing year or until their respective successors are duly elected and qualified. Unless authority is withheld on the attached form of proxy card, such proxy will be voted FOR the election of the nominees set forth below to serve as such Directors. All nominees are currently members of the Board of Directors and have consented to being named in this proxy statement and have notified management that they will serve, if elected. If any of the nominees should be unable to serve as a Director, the persons designated as proxies reserve full discretion to cast their votes for another person in his place. A plurality of the votes received will elect each director. Abstentions will not be counted for the purpose of determining whether a quorum exists.

     The Board of Directors recommends that the shareholders vote FOR the proposal to elect the nine nominees listed below as Directors of the Company.

     The information set forth below as to age, shareholdings, and business experience for the past five years, including principal occupation or employment (other than with the Company), has been furnished by each nominee.


                                                                                  Shares of Company
                                                                                    Common Stock
                                                                                    Beneficially
                                            Position with Company, if any,           Owned as of       Percent
Nominee                          Age             Principal Occupation             October 17, 2003      Class
------------------------------- ----- ------------------------------------------ ------------------ ------------
Ben Hill Griffin, III ......... 61    Chairman of the Board Chief Executive           3,536,226(1)      49.5200
 Frostproof, Florida (2)              Officer; Director since 1973. Chairman
                                      and Chief Executive Officer of Ben
                                      Hill Griffin, Inc. (citrus production and
                                      packing, fertilizer manufacturing and
                                      ranching company)
Richard C. Ackert ............. 61    Director since 1998. President and                    300           .0042
 Fort Myers, Florida                  Chief Executive Officer of SouthTrust
                                      Bank, Southwest FL (1994 to Present)
William L. Barton ............. 64    Director since 1998. Chairman/CEO                       0           .0000
 Naples, Florida                      Wilson, Miller, Inc. (1995 to 1999)
                                      (Retired) Director and President
                                      Mitigation Land Partners, Inc.
                                      (1999 to Present)
Walker E. Blount, Jr. ......... 83    Director since 1973. Business Advisor                 500           .0070
 Bartow, Florida                      to Wright, Walker & Company, P.A.
                                      (1980-1987). Vice President & Director,
                                      Citrus and Chemical Bancorporation,
                                      Inc. (1980 to Present) Director, Citrus
                                      & Chemical Bank. (1965 to Present)
Monterey Campbell ............. 73    Director since February 2001. Of                     2215           .0310
 Bartow, Florida                      Counsel, Gray Robinson (2001 to
                                      Present) Chief Judge, Second District
                                      Court of Appeal (1980 to 2001) (Retired)
Amy Gravina ................... 48    Director since 2002. President, Gravina,              500           .0070
 Fort Myers, Florida                  Smith & Matte (1986 to Present)
                                      Director, Florida Gulf Bank
                                      (2001 to Present)
K. E. Hartsaw ................. 77    Director since 1991. Partner KPMG LLP               1,000           .0140
 Orlando, Florida                     (Retired 1987) Consultant KPMG LLP
                                      (1986 to 1991)
W. Bernard Lester ............. 64    Director since 1987. President (1998                6,820           .0955
 La Belle, Florida                    to Present) Chief Operating Officer
                                      (1988 to Present) Executive Vice
                                      President (1988 to 1997)
Thomas E. Oakley .............. 61    Director since 1992. President,                        50           .0007
 Winter Haven, Florida                Oakley Transport, Inc. (1968 to Present)
                                      (international food transportation
                                      company)

------------
(1) Includes 3,493,777 shares held through Alico Holding, LLC (639 Isbell Road, Suite 390, Reno, NV 89509), a wholly owned subsidiary of Ben Hill Griffin, Inc., of which Mr. Griffin, III may be considered to be the indirect beneficial owner by virtue of his power to direct the voting and disposition of such shares of the Company's Common Stock.

                REPORT ON BOARD SELECTION/INCLUSIVENESS REVIEW

     In recognition of the fact that our employees, customers and shareholders represent a greater diversity of backgrounds than ever before, in 2002 we adopted a Policy for Board Inclusiveness Review to ensure that, in seeking qualified candidates to fill vacancies on our Board of Directors, the Company makes a greater commitment to locate candidates whose backgrounds reflect the diversity we see in our employee, shareholder and customer base. While we have never discriminated against any employee, applicant, board candidate, or anyone on the basis of race, color, religion, sex, national origin, age, ancestry or disability, we found that often, in order to achieve diversity, we need to take affirmative steps to identify qualified candidates who can enhance our Board by bringing a different perspective. This does not mean that we will solicit for association with Alico, Inc. anyone other than those whose skills, education, experience and performance are of the highest caliber. However, it does mean that we will actively seek to ensure that our candidate pool includes persons with diverse backgrounds.

     Typically, Board vacancies are filled after considering nominees proposed by Board members or who come to the attention of the Board through their performance in areas of benefit to the Company. Each nominee's qualifications are reviewed by the Board, and the final selection is made on the basis of the nominee whose experience and background are deemed to provide a more valuable contribution to the Board. On an annual basis, at the shareholder's meeting, the slate of Board members is put to the shareholders for re-election. Board members are selected to serve on those committees where their individual talents and background would most benefit the Company. For the audit committee in particular, committee members are selected based on their expertise in accordance with current SEC and Nasdaq rules. These processes will remain the same, but we have made an increased effort to enlarge our initial candidate pool. Our Policy of Inclusiveness Review will thus ensure that the candidate pool is itself diverse, thus making it more likely that the composition of the Board will also be diverse.

            LITIGATION PROCEEDINGS INVOLVING DIRECTORS OR NOMINEES

     Ben Hill Griffin, III, Chairman of the Board, was a party to a lawsuit filed against him in Polk County, Florida Circuit Court by the families of his four sisters, most of the members of whom are beneficiaries of a trust, entitled the Ben Hill Griffin, Jr. Revocable Inter Vivos Trust #1 (the "Trust"). The plaintiffs in the lawsuit (The Four Sisters Protectorate, et al.
v. Ben Hill Griffin, III, Trustee, Case No. GC-G-0054, Section 81) sought to impose judicial sanctions on Mr. Griffin, III, including his removal as Trustee of the Trust based on allegations of over-compensation and receipt of an illegal bonus. The Company has been informed by Mr. Griffin, III that he has executed a "Settlement Agreement" with the families of his four sisters, The Four Sisters Protectorate, and that the enforceability of the Settlement Agreement was affirmed by both the Circuit court, Case number GC-G-0054, and the second District Court of Appeals for the State of Florida, Case numbers 2D01-5407 and 2D03-0499. A second litigation challenging the enforceability of the Settlement Agreement, Case number 4:01CU432-RH, was dismissed with prejudice by the United States District Court for the Northern District of Florida, Tallahassee Division. The Settlement Agreement had been entered into subject to certain conditions, including Internal Revenue Service approval of the proposed transaction as a tax free split-off for federal income tax purposes and judicial termination of the Trust. Mr. Griffin, III has informed the Company that (a) the issues related to the mechanism and terms of the proposed distribution of certain of the assets of the Trust to the families of the four sisters, including the Alico stock beneficially owned by the Trust, have been worked out between the representatives of the four sisters and Ben Hill Griffin, III and are set forth in a definitive separation agreement, and
(b) the parties have received a favorable IRS Revenue Ruling related to the original "Settlement Agreement".

     On June 11, 2003, BHG Investments, a wholly owned subsidiary of Ben Hill Griffin, Inc. ("BHG") and the record owner of 3,493,777 shares of The Company (the "Alico Shares") was merged into Alico Holding, LLC (the "Merger"), another entity wholly owned by BHG. Also on June 11, 2003, Mr. Griffin, III, individually and as trustee of the Trust, BHG, BHG Investments (prior to consummation of the Merger) and certain beneficiaries of the Trust entered into a supplemental settlement agreement (the "Griffin Agreement"), which set forth certain actions to be performed by Mr. Griffin, III, as Trustee, to facilitate the performance of a separate supplement agreement that had been executed on June 5, 2003, by and among other of the Trust's beneficiaries and members of their respective families (the "2003 Mediated Settlement Agreement"). The purpose of both the Griffin

Agreement and the 2003 Mediated Settlement Agreement, each resulting from further mediation, was to finally settle all disputes among the parties to the Mediation Settlement Agreement, thereby facilitating final performance of the Settlement Agreement. On August 6, 2003, an order Approving Supplemental Mediation Settlement Agreements was entered by the Tenth Judicial Circuit Court in and for Polk County, Florida, Case No. GC-G-0054, approving the Griffin Agreement and the 2003 Mediated Settlement Agreements as being in the best interests of all persons having any interest in the Trust and authorizing Mr. Griffin, III, as Trustee, to perform all of the actions required of him under each Agreement. Those actions, following receipt of a favorable revised private letter ruling from the Internal Revenue Service that takes into account the changes to the Griffin Agreement and the "2003 Mediated Settlement Agreement", will result in the transfer and assignment of the Alico Shares to a Florida corporation formed for the purpose of transferring and assigning of substantially all shares of that corporation's issued and outstanding voting stock to Atlantic Blue Trust, Inc. ("ABT"), an entity to be formed as a subsidiary of BHG Investments. BHG Investments will then distribute the stock of ABT up to B.H.G., Inc., the parent company of BHG Investments, which will then transfer such stock to The Four Sisters Protectorate and the Protectorate Family Trusts, trusts for the benefit of Mr. Griffin, III's four sisters and their lineal descendants, so as to cause control of Alico to shift from Mr. Griffin, III to such trusts.

     The Company opted out of the Florida Business Corporation Act's provision on Affiliated Transactions and Control Share Acquisitions (currently Sections.
607.0901 and 607.0902, Florida Statutes) under the predecessor statutes to such sections, and therefore transactions contemplated by the Settlement Agreement may not be subject to shareholder approval or review by the Company's Board of Directors.

                  DIRECTORS' COMPENSATION, COMMITTEES OF THE
                    BOARD OF DIRECTORS AND CERTAIN MEETINGS

     The Company's Board of Directors held 13 meetings in fiscal 2003. Each member of the Board of Directors, including employees of the Company, received $1,000 for each board meeting attended. During the year ended August 31, 2003, no director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board and (2) the total number of meetings of all the Committees of the Board on which he or she served.

     The Company has the following standing committees: an Executive Committee, an Audit Committee and a Compensation Committee. The Company does not have a Nominating Committee.

     The Executive Committee, which exercises, to the extent permitted by Florida law, all the powers of the Board of Directors during intervals between Board meetings, consists of Ben Hill Griffin, III, and W. Bernard Lester. The Executive Committee met 12 times during fiscal 2003. No compensation is paid for meetings of the Executive Committee.

     The Audit Committee, which is composed of five independent non-employee directors, met six times during fiscal 2003. The principal functions of the Audit Committee are to recommend to the Board of Directors the engagement of the Company's independent public accountants, to review with such accountants the plan for and results of their examination of the financial statements of the Company, to determine the independence of such accountants, and to review the adequacy of the system of internal accounting controls, procedures and practices.

     The Audit Committee operates pursuant to a Charter approved by the Board, a copy of which was attached to the proxy statement relating to the Annual Meeting of Shareholders held in 2001. All members of the Audit Committee are independent directors as defined by Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. Each outside director received $1,000 for each committee meeting attended, and the chairman received $1,250. The Company's Board of Directors has determined the Mr. Walker E. Blount, Jr. is qualified to serve as a financial expert to the Audit Committee. Mr. Walker E. Blount, Jr. has the relevant education and experience and has also supervised other persons' performance of such functions.

     The Compensation Committee reviews the compensation of the executive officers of the Company and makes recommendations to the Board of Directors regarding such compensation. The Compensation Committee met two times during the fiscal year 2003. Outside directors were paid $1,000 for each committee meeting attended, and the chairman was paid $1,250.

Audit Committee Report

     The Committee has prepared the following report on its activities with respect to the Company's audited financial statements for the fiscal year ended August 31, 2003 (the "audited financial statements").

     o The Committee has reviewed and discussed the audited financial statements with management of the Company.

     o The Committee has discussed with KPMG LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61.

     o The Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, and has discussed with KPMG LLP its independence from the Company.

     o Based on and relying on the review and discussions described above, the Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2003, for filing with the U.S. Securities and Exchange Commission.


                                        AUDIT COMMITTEE

                                        Richard C. Ackert, Chairman
                                        William L. Barton
                                        Walker E. Blount, Jr.
                                        Monterey Campbell
                                        Thomas E. Oakley


Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Board is composed of six directors:
Walter E. Blount, Jr., Chairman, Richard C. Ackert, William L. Barton, Monterey Campbell, Amy Gravina and Thomas E. Oakley. With the exception of Mr. Oakley, who is a Director and Vice Chairman of Agri-Insurance Company Ltd., none of the others are an officer or employee of the Company. In addition, there are no interlocking relationships between any of these directors and any other executive officer of the Company.

Compensation Committee Report

     The Company's general compensation philosophy aims to provide base compensation comparable with similar Florida businesses, allowing the Company to attract and retain qualified employees. In addition, the Company provides incentive compensation through a bonus program which is dependent on the individual's performance and which will also vary with the Company's performance. Accordingly, while the executive compensation program provides an overall level of compensation that is competitive within the Florida agribusiness industry, actual compensation levels in any given year may be greater or less than average competitive levels in comparable companies, depending on the Company's overall performance for such year and on the specific individual's performance or contribution to the Company. As additional incentive compensation, the Company adopted the 1998 Incentive Equity Plan, pursuant to which employees of the Company may be selected by the Board, in the Board's sole discretion, to receive stock options, restricted stock awards, or stock appreciation rights.

     The Compensation Committee, comprised of independent directors on the Company's Board of Directors, reviews executive compensation and determines compensation levels which it then recommends to the Board of Directors. In determining the base compensation and any bonuses to be awarded to its executives, the Compensation Committee uses no set formula but rather evaluates a series of factors, including but not limited to (i) industry performance for such year, (ii) the Company's performance as compared to others in the industry that year, (iii) the Company's performance for such year as compared to the Company's performance with the previous year, and (iv) the individual's performance or contributions for such year as compared with such individual's performance or contributions the previous year, if applicable. In addition, the Compensation Committee will, in its discretion, evaluate other external and internal factors affecting performance, including individual circumstances.

     The Chief Executive Officer's compensation is established using the same criteria as set forth above generally for executive compensation. For fiscal 2003, Mr. Ben Hill Griffin, III's base salary was comparable to that of the previous year, with a bonus award reflecting the Company's performance vis a vis comparable businesses and Mr. Griffin's contribution to such performance. In addition to his base salary and bonus, pursuant to the terms of the Company's 1998 Incentive Equity Plan, Mr. Griffin received a grant of options to purchase 12,500 shares of the Company's common stock on September 10, 2002. The exercise price was based on the market price of the Company's common stock on August 31, 2002. Other Company employees also received stock options as part of their compensation during 2003.

     Certain non-performance-based compensation to executives of public companies in excess of $1,000,000 is not deductible for tax purposes. It is the responsibility of the Compensation Committee to determine whether any actions with respect to this compensation limit should be taken by the Company. During fiscal year 2003 no executive officers of the Company received any compensation in excess of this limit nor is it anticipated that any executive officer will receive any such compensation during fiscal year 2004. Therefore, the Compensation Committee has not taken any action to date to comply with this limit.

                                        COMPENSATION COMMITTEE

                                        Walker E. Blount, Jr., Chairman
                                        Richard C. Ackert
                                        William L. Barton
                                        Monterey Campbell
                                        Amy Gravina
                                        Thomas E. Oakley

                              EXECUTIVE OFFICERS

     The following table sets forth certain information on the executive officer named in the Summary Compensation Table who was not listed in the table for Nominees for Election as Directors:

Name and Age of
Executive Officer                 Position and Background with the Company
--------------------------      -------------------------------------------
L. Craig Simmons ......... 51   Vice President and Chief Financial Officer
 La Belle, Florida              (since February 7, 1995)

                            EXECUTIVE COMPENSATION

     The following table sets forth all cash compensation paid or to be paid by the Company to the executive officers of the Company, identifying those whose cash and non-cash compensation exceeded $100,000:

                          SUMMARY COMPENSATION TABLE

                                                 Annual Compensation           Securities
                                   Fiscal    --------------------------        Underlying           All Other
Name and Principal Position         Year      Salary (a)     Bonus (b)     Options/SAR (c) #     Compensation (d)
-------------------------------   --------   ------------   -----------   -------------------   -----------------
Ben Hill Griffin, III .........   2003         $331,700      $260,000           12,500               $45,923
 Chairman and                     2002          335,000       206,000           12,500                44,371
 Chief Executive Officer          2001          281,767       222,000           12,500                44,107

W. Bernard Lester .............   2003          265,360       210,000           12,500                85,097
 President and                    2002          251,200       171,000           12,500                84,097
 Chief Operating Officer          2001          235,600       202,000           12,500                83,847

L. Craig Simmons ..............   2003           93,333        26,200            5,000                31,655
 Vice President and               2002           86,666        20,275            5,000                30,974
 Chief Financial Officer          2001           77,200        23,450            5,000                32,999

------------
(a)  Represents total cash compensation earned.

(b) Represents compensation for discretionary cash bonuses which are based on individual and company performance.

(c) Stock options were granted, for the first time, during fiscal 1999, under the Company's Incentive Equity Plan.

(d) Represents Company contributions to the Employees' Profit Sharing Plan, a nonqualified defined benefit retirement plan and Directors' Fees for Messrs. Griffin, III and Lester (2003 - $13,000 each; 2002 - $15,000 each; 2001 - $15,000 each, respectively.)

     The following table sets forth stock options granted during fiscal 2003 to each of the Company's executive officers named in the Summary Compensation Table. The table also sets forth the hypothetical gains that would exist for the options at the end of their ten-year terms for the executive officers named in the Summary Compensation Table and for all employees as a group (assuming their options had ten-year terms) at assumed compound rates of stock appreciation of 5% and 10%. The actual future value of the options will depend on the market value of the Company's Common Stock. All option exercise prices are based on market price on the date of grant.

                     Option/SAR Grants in Last Fiscal Year

                                                Individual Grants (a)
                                  --------------------------------------------------
                                                                                          Potential Realizable Value
                                     Number of      Percent of Total                          at Assumed Annual Rates
                                    Securities        Options/SARs                          of Stock Price Appreciation
                                    Underlying         Granted to         Exercise              for Option Term (b)
                                   Options/SARs       Employees in        or Base      ------------------------------------
Name                                Granted (#)       Fiscal Year       Price ($Sh)     0% ($)      5% ($)      10% ($)
-------------------------------   --------------   -----------------   -------------   --------   ---------   ----------
Ben Hill Griffin, III .........       12,500              23.46            $15.68      --         $123,264    $312,365
W. Bernard Lester .............       12,500              23.46             15.68      --          123,264     312,365
L. Craig Simmons ..............        5,000               9.38             15.68      --           49,306     124,946

------------
(a) Options and stock appreciation rights granted under the Incentive Equity Plan (the "Plan") to the Company's executive officers named in the Summary Compensation Table, are first exercisable on August 31, 2003. The Company issued stock appreciation rights, during fiscal 2003, to each of the executive officers named in the Summary Compensation Table.

(b) These amounts, based on assumed appreciation rates of 0% and 5% and 10% rates presented by the Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of the Company's stock price.

Option Exercises and Year-End Option Values

     The following table shows information regarding the value of options exercised during fiscal year 2003 and certain information about unexercised options at year-end.

                                  Options Exercised
                                       FY 2003             Number of Securities          Value of Unexercised
                               -----------------------     Underlying Exercised        In-the-Money Options on
                                   Shares      Value     Options on August 31, 2003     August 31, 2003 ($) (2)
                                  Acquired    Realized ----------------------------- -----------------------------
Name                            on Exercise   (#) (1)   Exercisable   Unexercisable   Exercisable   Unexercisable
------------------------------ ------------- --------- ------------- --------------- ------------- --------------
Ben Hill Griffin, III ........         0      $     0     47,064          0            $617,446          0
W. Bernard Lester ............         0            0     45,614          0             597,500          0
L. Craig Simmons .............     5,000       62,745      5,000          0              63,100          0

Common Stock Performance

     The following graph compares the value of $100 invested on September 1, 1998 in the Company's common stock, the S&P 500 and a Company-constructed peer group. The S&P 500 index represents a broad equity index and the peer group index consists of four companies, all of which are agribusiness concerns, one of which is based in Florida: Alexander & Baldwin, Inc., Consolidated Tomoka Land Co., Scheid Vineyards, Inc., and Tejon Ranch Co. The total return includes the reinvestment of dividends. There can be no assurance that the Company's stock performance will continue in the future with the same or similar trends depicted in the graph below:

[The following information was represented as a line chart in the printed material.]

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                          Base
                         Period                               Years Ending
Company Name / Index      Aug98          Aug99        Aug00       Aug01       Aug02        Aug03
-------------------------------------------------------------------------------------------------
ALICO INC                 $100         $ 94.89      $ 96.00     $180.36     $187.24      $188.16
S&P 500 INDEX              100          139.82       162.64      122.98      100.85       113.02
PEER GROUP                 100          116.58       120.18      131.21      117.50       155.36

Peer Group Companies
---------------------------
ALEXANDER & BALDWIN INC
CONSOLIDATED TOMOKA LAND CO
SCHEID VINEYARDS INC
TEJON RANCH CO


------------
(1) Total return calculations for the S&P 500 Index were performed by Standard & Poor's Compustat Services, Inc.

(2) Total return calculations for the peer group index (consisting of four companies) were performed by Standard and Poor's Compustat Services, Inc.

Contingent Compensation

1998 Incentive Equity Plan

     The Company maintains an incentive equity plan (the "Incentive Equity Plan") pursuant to which Board members and employees selected by the Board of Directors may receive options to purchase Company common stock, awards of restricted stock, and stock appreciation rights (SARs). The purpose of the Incentive Equity Plan is to advance the interests of the Company and its shareholders by offering participants an opportunity to acquire or increase their proprietary interests in the Company, and thereby receiving additional incentives to achieve the Company's objectives. No stock options, SARs or restricted stock may be granted under the Incentive Equity Plan on or after the tenth anniversary of the Incentive Equity plan's effective date. The Incentive Equity Plan is administered by the Board of Directors.

Pension and Profit Sharing

     The Company operates a Profit Sharing Plan under Section 401(k) of the Internal Revenue Code (the "Plan"). Under this Plan a regular employee of the Company becomes eligible to participate upon employment provided he or she continues such employment through the following August 31. Vesting of the Plan begins after two (2) years of service with the Company at which time an employee becomes 20% vested. Vesting increases by 20% with each additional year of service. Employees become fully vested upon completion of six (6) years of service.

     The Plan is fully funded by contributions by the Company, except for such contributions of employees electing to take advantage of the salary reduction feature. Contributions by the Company are determined by its Board of Directors from time to time with allocations to employee accounts based on each participant's salary. The Plan also includes a voluntary employee contribution provision pursuant to Section 40l(k) of the Internal Revenue Code which allows employees to contribute up to 20% of their salary, or a maximum of $11,000. All 40l(k) accounts are 100% vested.

     Employees will be deemed 100% vested and receive full benefits from the Plan, regardless of their standing on vesting schedules, upon retirement on or after age 65, death or permanent disability. Benefits commence within 60 days after request following one of the qualifying events, referred to above, and can be taken as periodic payments or in a lump sum. For the year ended August 31, 2003, the Company contributed a total of $350,153 to this Plan.

Additional Plan

     The Company has a nonqualified defined benefit retirement plan, which covers officers of the Company, as well as certain management and key personnel (the "Nonqualified Plan"). The Nonqualified Plan is being funded by the purchase of insurance contracts and is designed to provide a set monthly benefit after the participant reaches age 65. The participants are required to pay a portion of the cost of the Nonqualified Plan and the Company pays the remaining amount. The expense and monthly benefit amount are based on the participant's annual salary and age at the date of entry into the Nonqualified Plan.

     Pension expense for the additional retirement benefits was approximately $350,153, $488,000 and $395,000 for the years ended August 31, 2003, 2002 and
2001, respectively.

                INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

     Effective November 2, 1983, the Company entered into a continuing marketing contract covering the majority of its citrus crop with Ben Hill Griffin, Inc., a company which is controlled by Ben Hill Griffin, III, the Company's Chairman of the Board and Chief Executive Officer. This contract provides for modifications to meet changing conditions and cancellation by either party by giving notice prior to August 1 preceding the next fruit season. Modifications to the terms of the contract are made upon the mutual agreement of both parties and can relate to numerous provisions of the contract including the quantity of fruit to be delivered and service fees to be collected by Ben Hill Griffin, Inc. Such modifications may be necessary depending on factors such as weather and general market conditions. During the year ended August 31, 2003, approximately 75% percent of the

Company's crop was marketed under this contract. Under the terms of this contract, the Company's fruit is harvested, packed and/or otherwise processed and sold along with fruit from other growers, including Ben Hill Griffin, Inc., and the proceeds distributed on a pro rata basis as sales of the finished product are made by the buyer. The Company bears the cost of harvesting. The co-mingling of fruit with other growers permits the Company to participate in the negotiation of higher prices from buyers that would not likely be available if price negotiations were limited only to the Company's fruit. The marketing contract also permits the Company's fruit to be sold in either fresh or processed form, in whichever market will provide the highest return. Historically, this contract has provided highly competitive returns. Ben Hill Griffin, Inc. receives a handling fee and a marketing fee out of sales proceeds. The assistance provided for by the contract is considerable and reduces the number of staff which the Company would otherwise have to employ. Additionally, the Company may receive advances on sales which are then deducted from its share of the distributed proceeds. Essentially the same amount of the 2003-2004 citrus crop will be marketed under the terms of this contract; also, Ben Hill Griffin, Inc. provides harvesting services for citrus sold to unrelated processors. The total amount paid to Ben Hill Griffin, Inc., under the terms of the marketing contract, for harvesting and other costs was $6,232,237 during the year ended August 31, 2003. In addition Ben Hill Griffin, Inc. was paid $2,120,899 for harvesting citrus sold to unrelated processors. These charges are comparable to similar services available in the industry.

     The Company purchased from Ben Hill Griffin, Inc., on a competitive bid basis, fertilizer, spray, herbicides and other miscellaneous supplies at a total cost of $6,378,156 during the year.

                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The firm of KPMG LLP, Certified Public Accountants, 111 North Orange Avenue, Suite 1600, Orlando, Florida 32801, has served as the Company's independent certified public accountants since January 1, 1984. In addition to performing the year-end audit of the financial statements, the independent public accountant: (1) performs a limited review of the quarterly financial statements, reviews the financial information included in the Annual Report to Shareholders and the Forms 10-Q and 10-K filed with the Securities and Exchange commission; and (2) prepares the federal and state income tax returns. All services performed by the independent accountants are approved by the Audit Committee of the Board of Directors prior to performance.

     Representatives of KPMG LLP are expected to be present at the Annual Meeting of Shareholders and will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from shareholders. Upon the Audit Committee's recommendation, the Board of Directors reaffirmed continuation of KPMG LLP as auditors.

     The following list details the aggregate fees billed by KPMG LLP for professional services during fiscal 2003:

  Audit Fees ................    $ 92,500
  Tax Fees ..................    $ 51,300
  Total Fees ................    $143,800

     There were no fees billed or paid for financial information systems design and/or implementation or for any other fee for services rendered to the Company.

     Audit Fees. Consists of fees billed for professional services rendered for the audit of the Company's consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements. The amounts billed to the Company by its independent public accountants in fiscal 2003 and fiscal 2002 are $106,683 and $92,500, respectively.

     Audit-Related Fees. Consists of fees billed for assurance and related services that were related to the performance of the audit or review of the Company's consolidated financial statements. (There were no fees billed in fiscal 2002 or 2001 for such services).

     Tax Fees. Consists of fees billed for professional services rendered for Tax compliance, tax advise and tax planning. The amounts billed to the Company by its independent public accounts in fiscal 2003 and fiscal 2002 are $69,196 and $54,500, respectively.

     Consulting Fees. Fees in fiscal year 2002 consisted of $287,150. There were no Consulting fees in fiscal year 2003.

     All other Fees. There were no fees billed or paid in fiscal 2003 or fiscal 2002 in connection with products and services other than the services reported above.

     The Audit Committee of the Board of Directors has determined that the provision of the non-audit professional services is compatible with maintaining KPMG LLP's independence.

                            SHAREHOLDERS' PROPOSALS

     Shareholders' proposals intended to be presented at the next annual meeting should be sent by certified mail, return receipt requested, and must be received by the Company at its principal executive offices (Attention:
Corporate Secretary) by July 13, 2004, for inclusion in the proxy statement and the form of proxy for that meeting. Such proposals may be made only by persons who are shareholders, beneficially or of record, on the date the proposals are submitted and who continue in such capacity through the 2004 annual meeting date, of at least 1% or $1,000 in market value of securities entitled to be voted at the meeting, and have held such securities for at least one year.

     For any shareholder proposal that is not submitted for inclusion in the 2004 Proxy Statement, but is instead sought to be presented directly at the 2004 Annual Meeting, management will be able to vote proxies in its discretion if the Company: (i) does not receive notice of the proposal prior to the close of business on July 23, 2004; or (ii) receives notice of the proposal before the close of business on July 23, 2004, and advises shareholders in the 2004 Proxy Statement about the nature of the matter and how management intends to vote on such matter.

                                OTHER BUSINESS

     The Board of Directors is aware of no other matter that will be presented for action at the meeting. If any other matter requiring a vote of the shareholders properly comes before the meeting, the persons authorized under management proxies will vote and act according to their best judgment.


                                        By Order of the Board of Directors



                                        Denise Plair
                                        Secretary

--------------------------------------------------------------------------------
                                   FORM 10-K

A copy of the 2003 Annual Report on Form 10-K for the fiscal year ended August 31, 2003, as filed with the Securities and Exchange Commission, may be obtained upon request and without charge, by writing:

                                  Alico, Inc.
                                 P.O. Box 338
                            La Belle, Florida 33975
--------------------------------------------------------------------------------